UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 6, 2007 (November 5, 2007)

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49712	86-0442833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

(Address of principal executive offices)

(86-755) 8977-0093
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Private Placement

On November 5, 2007, China BAK Battery, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors 3,500,000 shares of the Company’s common stock (the “Shares”) at a price per share of $3.90, which represents approximately 7.1% of the issued and outstanding capital stock of the Company as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of $13.7 million. The parties will consummate the transactions contemplated by the Securities Purchase Agreement as soon as possible.

Pursuant to the Securities Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which, among other things, the Company agreed to register the Shares within a pre-defined period. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) under the Securities Act of 1933 on Form S-3 covering the resale of the Shares issued to the Investors under the Securities Purchase Agreement. The Company is subject to registration delay payments in the amounts prescribed by the Registration Rights Agreement if it is unable to file the Registration Statement, cause it to become effective or maintain its effectiveness as required by the Registration Rights Agreement.

Other than with respect to this transaction, none of the Investors have had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

This brief description of the terms of the Securities Purchase Agreement and the Registration Rights Agreement is qualified by reference to the provisions of such agreements attached to this report as Exhibits 4.1 and 10.1, respectively.

Delivery of Make Good Shares, Settlement and Release Agreement

On October 22, 2007, the Company entered into a Delivery of Make Good Shares, Settlement and Release Agreement (the “Settlement Agreement”) with Mr. Xiangqian Li, the Company’s Chief Executive Officer, and BAK International, Ltd. (“BAK International”), a wholly-owned subsidiary of the Company. As previously disclosed, Mr. Li was a party to a certain Escrow Agreement (the “Escrow Agreement”), dated January 20, 2005. Pursuant to the Escrow Agreement, Mr. Li placed 2,179,550 shares of common stock of the Company that he owned at such date into escrow for the benefit of certain investors who purchased shares of common stock of the Company in a private placement in January 2005 in the event that the Company failed to satisfy certain “performance thresholds,” as defined in the Escrow Agreement. The Company’s originally reported net income for the fiscal year ended September 30, 2005 exceeded the performance threshold established for such period; accordingly, 50% of the shares placed in escrow by Mr. Li, or 1,089,775 shares, were released to Mr. Li pursuant to the Escrow Agreement’s terms.

A subsequent change in the Company’s auditor’s policy required recognition by the Company of a compensation charge in connection with the release of the escrowed shares back to Mr. Li, which caused the Company’s net income for fiscal year 2005 to fall below the performance threshold. As a result, based on his understanding that the investors in the January 2005 share issuance would therefore become entitled to the 1,089,775 shares released to him, Mr. Li undertook on August 21, 2006 to transfer those shares to such investors on a pro rata basis. Notwithstanding this undertaking, however, the 1,089,775 shares were not delivered to such investors.

Pursuant to the Settlement Agreement, Mr. Li agreed to deliver the 1,089,775 shares to BAK International; BAK International in turn agreed to deliver the shares to the Company. Upon receipt of these shares, the Company agreed to release all claims and causes of action against Mr. Li and certain other persons regarding the shares. On October 25, 2007, the 1,089,775 shares were delivered to the Company, and such shares are now held as treasury shares. Under the terms of the Settlement Agreement, the Company is obligated to commence negotiations with the investors who participated in the Company’s January 2005 private placement in order to achieve a complete settlement of BAK International’s obligations (and the Company’s obligations to the extent it has any) under the applicable agreements with such investors.

This description of the terms of the Settlement Agreement and the Escrow Agreement is qualified by reference to the provisions of these agreements. The Settlement Agreement is filed herewith as Exhibit 10.2. The Escrow Agreement is incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 21, 2005.

Item 3.02  Unregistered Sales Of Equity Securities.

On November 6, 2007, the Company entered into the Securities Purchase Agreement pursuant to which the Company will sell to certain accredited investors 3,500,000 shares of the Company’s common stock at $3.90 per share, which collectively represent approximately 7.1% of the issued and outstanding capital stock of the Company as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of $13.7 million.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investors who received the securities agreed that (a) they had access to all of the Company’s information pertaining to the investment and were provided with the opportunity to ask questions and receive answers regarding the offering, (b) they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for any distribution within the meaning of the Securities Act and (c) they would not sell or otherwise transfer the purchased securities unless in compliance with state and federal securities laws. Each of the Investors represented that they are accredited investors as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the securities.

Item 7.01  Regulation FD Disclosure.

Shenzhen BAK Battery Co., Ltd. ("Shenzhen BAK"), a wholly-owned subsidiary of the Company, was party to an agreement with A123 Systems Inc. ("A123"). Under this agreement, Shenzhen BAK agreed to manufacture products for A123 according to the specifications furnished by, and using, among other things, materials consigned by A123 to BAK. This agreement, as amended on August 18, 2005, terminated in accordance with its terms on August 30, 2007.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated November 5, 2007.

10.1	Form of Securities Purchase Agreement, dated November 5, 2007.

10.2	Delivery of Make Good Shares, Settlement and Release Agreement, by and among China BAK Battery, Inc., Xiangqian Li, and BAK International, Ltd., dated October 22, 2007.

10.3
Escrow Agreement by and among Medina Coffee, Inc., certain investors indicated therein, Xiangqian Li, and Securities Transfer Corporation, dated as of January 20, 2005 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 21, 2005 with the Securities and Exchange Commission in File No. 000-49712).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

By:	/s/ Xiangqian Li
Xiangqian Li Chairman, CEO and President

Dated: November 6, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated November 5, 2007.

10.1	Form of Securities Purchase Agreement, dated November 5, 2007.

10.2	Delivery of Make Good Shares, Settlement and Release Agreement, by and among China BAK Battery, Inc., Xiangqian Li, and BAK International, Ltd., dated October 22, 2007.

10.3
Escrow Agreement by and among Medina Coffee, Inc., certain investors indicated therein, Xiangqian Li, and Securities Transfer Corporation, dated as of January 20, 2005 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 21, 2005 with the Securities and Exchange Commission in File No. 000-49712).